HERMAN MILLER, INC.
ATTN: SHAREHOLDER SERVICES
855 EAST MAIN AVENUE
ZEELAND, MI 49464-0302

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to submit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MLHR2021SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55955-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HERMAN MILLER, INC.

Vote on Proposals

The Board of Directors recommends a vote FOR the proposals.

	Proposal	For	Against	Abstain
1.	Proposal to approve the issuance of Herman Miller common stock, par value $0.20 per share, to Knoll stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of April 19, 2021, by and among Herman Miller, Inc., Heat Merger Sub, Inc. and Knoll, Inc. (the "Herman Miller share issuance proposal").	☐	☐	☐
2.	Proposal to adjourn the Herman Miller special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Herman Miller special meeting to approve the Herman Miller share issuance proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Herman Miller shareholders.	☐	☐	☐

The Proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the Proxies will vote the shares "FOR" proposals 1 and 2.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

D55956-TBD

HERMAN MILLER, INC.
Special Meeting of Shareholders - 10:00 a.m. Eastern Time, on July 13, 2021
This Proxy is solicited on behalf of the Board of Directors

By signing this card, voting by telephone or voting by Internet, the shareholder appoints Michael A. Volkema, Andrea R. Owen and Jacqueline H. Rice, and each of them, Proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Special Meeting of Shareholders to be held on July 13, 2021 at 10:00 a.m. ET at www.virtualshareholdermeeting.com/MLHR2021SM, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to any directions indicated on the reverse side of this card.

IF NO SUCH DIRECTION IS MARKED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE PROPOSALS REFLECTED HEREIN. THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side